EXHIBIT 99.1
press release

For further information contact:
John Hatsopoulos, American DG Energy
Telephone: 781.522.6020

American DG Energy Reports Second Quarter 2011 Financial Performance

Energy Revenues Increased by Over 32%
Cash Inflows were $218,876 excluding EuroSite Power; Consolidated Cash Inflows were $146,551

WALTHAM, Mass. – August 10, 2011 – American DG Energy Inc. (NYSE Amex: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported revenues of $1,480,461 in the second quarter of 2011, compared to $1,239,267 in the second quarter of 2010.  GAAP diluted loss per share (EPS) was $(0.01) in 2011 and 2010 and GAAP operating income was a loss of $(522,761) in 2011, compared to a loss of $(448,687) in 2010.

Second Quarter 2011 Highlights:

•
Energy revenue increased by 32.4% to $1,435,025 compared to $1,083,598 for the same period in 2010 primarily due to the installation of additional energy systems and the improved efficiency of our fleet.

•
Energy gross profit margin without depreciation was 38.3% compared to 39.7% for the same period in 2010.  The natural gas price, a key component in calculating our hot water revenue, continues to be considerably lower this quarter compared to the same period in 2010.

•	Our total cash inflows were $218,876 excluding our subsidiary EuroSite Power Inc. and our consolidated cash inflows were $146,551.
•	Our installed base of CHP systems surpassed 5,300 KW.
•
Our installed base increased by 6 new energy systems from a year ago bringing the total number of energy systems operating to 77 compared to 71 in the second quarter of 2010.  The total value of our current On-Site Utility energy agreements is approximately $152 million.

•	Our backlog consisted of 9 energy systems.
•	We received $219,589 in rebates and incentives.
•
In May we issued $12,500,000 of Senior Unsecured Convertible Debentures, Due 2018, to an existing European investor and to John N. Hatsopoulos, our Chief Executive Officer.  Mr. Hatsopoulos had a revolving line of credit agreement with the company with a balance of $2,400,000.  That balance was converted into the debentures and the revolving line of credit agreement was canceled.

•	We finished the quarter with approximately $13.4 million in cash.
•
In June we reached an agreement to supply clean energy from a 100 kW combined heat and power system to Club Fit Jefferson Valley, a premier health and fitness facility located in Jefferson Valley, New York.

•	We hired Mr. William Beach as Vice President of Business Development.
•	We raised $300,000 from the sale of common stock of EuroSite Power Inc., our subsidiary whose business focus is to introduce the On-Site Utility solution to the United Kingdom and Europe.
•	We added Mr. Bruno Meier, the retired Chief Executive Officer of Rolex, S.A, as a new member to the EuroSite Power Inc. Board of Directors.
•	We hired Mr. Paul Hamblyn, as Managing Director of EuroSite Power Inc., to start our European operations in the United Kingdom.

-more-

American DG Energy Reports Second Quarter 2011 Financial Performance, page 2 of 6

Recent Highlights:

•
In August we announced the startup of two more energy systems at Stevens Institute of Technology, a premier technological university, located in Hoboken, New Jersey.  The addition of these two 75kW combined heat and power systems, located at Stevens Central Plant, brought the total number of energy systems we own and operate at the university to nine.

“We are excited that we were able to raise a significant amount of funds to further grow our business.  These funds are being used to build our sales and technical teams in the U.S. and Europe to aggressively pursue large customers,” said John N. Hatsopoulos, Chief Executive Officer of American DG Energy.

American DG Energy will hold its earnings conference call today, August 10, 2011 at 11:00 a.m. Eastern Time.  To listen, call (800) 860-2442 within the U.S., or (412) 858-4600 outside the U.S.  Participants should reference American DG Energy to access the call.  Please begin dialing at least 10 minutes before the scheduled starting time.  The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.”   The earnings call will be available for playback through Wednesday, August 17, 2011.  To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Conference Number 10002266.

The earnings conference call will be webcast live.  To register for and listen to the webcast, go to www.americandg.com/webcast.  Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems.  The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions.  American DG Energy is headquartered in Waltham, Massachusetts.  More information can be found at www.americandg.com.

# # #

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

American DG Energy Reports Second Quarter 2011 Financial Performance, page 3 of 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months Ended June 30, 2011 and June 30, 2010

	Three Months Ended
	June 30,	June 30,
	2011	2010
	(unaudited)	(unaudited)
Revenues
Energy revenues	$1,435,025	$1,083,598
Turnkey & other revenues	45,436	155,669
	1,480,461	1,239,267
Cost of sales
Fuel, maintenance and installation	894,928	737,677
Depreciation expense	314,634	217,546
	1,209,562	955,223
Gross profit	270,899	284,044

Operating expenses
General and administrative	523,503	352,008
Selling	104,296	204,418
Engineering	165,861	176,305
	793,660	732,731
Loss from operations	(522,761)	(448,687)

Other income (expense), net
Interest and other income	8,622	13,477
Interest expense	(74,558)	(2,181)
Change in fair value of warrant liability	188,367	-
	122,431	11,296

Loss before income taxes	(400,330)	(437,391)
Provision for state income taxes	(5,509)	(1,800)
Consolidated net loss	(405,839)	(439,191)

Less: Income attributable to the noncontrolling interest	(19,145)	(31,876)
Net loss attributable to American DG Energy Inc.	(424,984)	(471,067)

Net loss per share - basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding - basic and diluted	45,578,201	44,353,367

Non-GAAP financial disclosure
Loss from operations	$(522,761)	$(448,687)
Depreciation expense	324,889	225,239
Stock based compensation	124,834	51,765
Adjusted EBITDA	(73,038)	(171,683)
Grants from rebates and incentives	219,589	155,000
Total cash inflows	$146,551	$(16,683)

American DG Energy Reports Second Quarter 2011 Financial Performance, page 4 of 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the Six Months Ended June 30, 2011 and June 30, 2010

	Six Months Ended
	June 30,	June 30,
	2011	2010
	(unaudited)	(unaudited)
Revenues
Energy revenues	$2,881,177	$2,349,588
Turnkey & other revenues	254,004	339,652
	3,135,181	2,689,240
Cost of sales
Fuel, maintenance and installation	2,082,927	1,885,901
Depreciation expense	603,028	415,243
	2,685,955	2,301,144
Gross profit	449,226	388,096

Operating expenses
General and administrative	1,024,623	687,359
Selling	233,950	384,947
Engineering	314,266	433,060
	1,572,839	1,505,366
Loss from operations	(1,123,613)	(1,117,270)

Other income (expense)
Interest and other income	19,981	28,168
Interest expense	(103,604)	(72,805)
Change in fair value of warrant liability	383,995	-
	300,372	(44,637)

Loss before income taxes	(823,241)	(1,161,907)
Provision for state income taxes	(17,112)	(5,350)
Consolidated net loss	(840,353)	(1,167,257)

Less: Income attributable to the noncontrolling interest	(63,542)	(79,788)
Net loss attributable to American DG Energy Inc.	(903,895)	(1,247,045)

Net loss per share - basic and diluted	$(0.02)	$(0.03)

Weighted average shares outstanding - basic and diluted	45,551,891	42,112,631

Non-GAAP financial disclosure
Loss from operations	$(1,123,613)	$(1,117,270)
Depreciation expense	622,383	430,629
Stock based compensation	292,245	101,778
Adjusted EBITDA	(208,985)	(584,863)
Grants from rebates and incentives	327,138	310,853
Total cash inflows	$118,153	$(274,010)

American DG Energy Reports Second Quarter 2011 Financial Performance, page 5 of 6

CONDENSED CONSOLIDATED BALANCE SHEETS
as of June 30, 2011 and December 31, 2010

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,407,346	$3,921,054
Restricted cash	-	65,790
Accounts receivable, net	840,784	661,435
Unbilled revenue	142,488	117,846
Due from related party	79,234	52,432
Inventory	555,358	487,724
Prepaid and other current assets	142,423	86,089
Total current assets	15,167,633	5,392,370

Property, plant and equipment, net	14,757,803	14,362,444
Accounts receivable, long-term	96,234	17,034

TOTAL ASSETS	30,021,670	19,771,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	518,875	482,917
Accrued expenses and other current liabilities	323,333	370,774
Due to related party	112,236	2,560,720
Capital lease obligations	3,365	3,365
Total current liabilities	957,809	3,417,776

Long-term liabilities:
Convertible debentures	12,500,000	-
Warrant liability	292,608	676,603
Capital lease obligations, long-term	5,048	6,730
Other long-term liabilities	49,856	-
Total liabilities	13,805,321	4,101,109

Stockholders’ equity:
American DG Energy Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 45,901,404 and 45,598,029 issued and outstanding at June 30, 2011 and December 31, 2010, respectively	45,901	45,598
Additional paid-in capital	30,188,760	28,905,660
Accumulated deficit	(15,051,008)	(14,147,113)
Total American DG Energy Inc. stockholders’ equity	15,183,653	14,804,145
Noncontrolling interest	1,032,696	866,594
Total stockholders’ equity	16,216,349	15,670,739

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,021,670	$19,771,848

American DG Energy Reports Second Quarter 2011 Financial Performance, page 6 of 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the Six Months Ended June 30, 2011 and June 30, 2010

	Six Months Ended
	June 30,	June 30,
	2011	2010
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(903,895)	$(1,247,045)
Income attributable to noncontrolling interest	63,542	79,788
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	622,383	430,629
Provision for losses on accounts receivable	1,712	36,886
Amortization of deferred financing costs	2,256	4,263
Change in fair value of warrant liability	(383,995)	-
Stock-based compensation	292,245	101,778
Changes in operating assets and liabilities
(Increase) decrease in:
Restricted cash	65,790	-
Accounts receivable and unbilled revenue	(284,903)	(182,976)
Due from related party	(26,802)	161,752
Inventory	(67,634)	(479,237)
Prepaid and other current assets	(58,590)	702
Increase (decrease) in:
Accounts payable	35,958	(250,890)
Accrued expenses and other current liabilities	(47,441)	13,784
Other long-term liabilities	49,856	-
Due to related party	(48,484)	561,442
Net cash used in operating activities	(688,002)	(769,124)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,017,742)	(2,109,075)
Proceeds from sale of short-term investments	-	109,146
Net cash used in investing activities	(1,017,742)	(1,999,929)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	10,100,000	-
Proceeds from exercise of warrants	-	350,000
Proceeds from sale of subsidiary common stock, net of costs	1,238,401	-
Proceeds from exercise of stock options	26,798	37,441
Convertible debenture transaction costs	-	(21,556)
Principal payments on capital lease obligations	(1,682)	(1,682)
Cancellation of restricted stock	(20)	-
Distributions to noncontrolling interest	(171,461)	(131,181)
Net cash provided by financing activities	11,192,036	233,022

Net increase (decrease) in cash and cash equivalents	9,486,292	(2,536,031)
Cash and cash equivalents, beginning of the period	3,921,054	3,149,222
Cash and cash equivalents, end of the period	$13,407,346	$613,191